UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2010

Alterra Capital Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

000-33047	98-0584464
(Commission File Number)	(IRS Employer Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-8800

Registrant’s telephone number, including area code

Max Capital Group Ltd.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described below in Item 2.01 of this Current Report on Form 8-K, on May 12, 2010, pursuant to the terms of that certain Agreement and Plan of Amalgamation, dated as of March 3, 2010 (the “Agreement and Plan of Amalgamation”), by and among Alterra Capital Holdings Limited (formerly known as Max Capital Group Ltd.), Harbor Point Limited (“Harbor Point”) and Alterra Holdings Limited (“Alterra Holdings”), Harbor Point amalgamated with Alterra Holdings, with the amalgamated company (which will continue as Alterra Holdings Limited, the “Amalgamated Company”) continuing as a direct, wholly owned subsidiary of the Company (the “Amalgamation”). As part of the Amalgamation, the Company entered into the following material definitive agreements:

Registration Rights Agreement

On May 12, 2010, the Company entered into a Registration Rights Agreement with Moore Global Investments, Ltd., Moore Holdings, L.L.C., Remington Investment Strategies, L.P., The Chubb Corporation, Trident III, L.P. and Trident III Professionals Fund, L.P. (collectively, the “Registration Rights Parties,” and such agreement the “Registration Rights Agreement”). The Registration Rights Agreement sets forth certain rights of the Registration Rights Parties with respect to their common shares, par value $1.00 per share, of the Company (“Company Common Shares”) (including Company Common Shares issuable upon exercise of warrants and options). A description of the Registration Rights Agreement was previously filed under the caption “Registration Rights Agreement” in the Company’s joint proxy statement/prospectus that forms a part of a Registration Statement on Form S-4 (File No. 333-165413) filed with the Securities and Exchange Commission on March 12, 2010, as amended (the “Form S-4”), and is incorporated by reference into this Item 1.01.

The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1.

Amended and Restated Warrants Issued to Former Holders of Warrants to Purchase Shares of Max

On May 12, 2010, the Company entered into an amended and restated warrant (the “A&R Moore Warrant”) with Moore Holdings, L.L.C. (“Moore”) to amend the anti-dilution provisions in Moore’s existing warrant to purchase Company Common Shares (the “Old Moore Warrant”), which became effective as of the effective time of the Amalgamation (the “Effective Time”). The A&R Moore Warrant amended the Old Moore Warrant in order to conform the anti-dilution provisions set forth therein to those contained in warrants to purchase Class A voting common shares of Harbor Point (“Harbor Point Warrants”), that were assumed by the Company in connection with the Amalgamation. Among other things, the A&R Moore Warrant entitles Moore to receive, in the event of any cash dividends by the Company, an adjustment to the warrant exercise price and the number of shares issuable upon exercise of such warrants or, in lieu of such adjustments, cash upon exercise in an amount that Moore would have been entitled to receive had it exercised such warrants immediately prior to the record date for such cash dividend. There were no changes to the underlying number of Company Common Shares for which the A&R Moore Warrant is exercisable or the exercise price or expiration date thereof. The A&R Moore Warrant is exercisable for an aggregate of 642,385 Company Common Shares at an exercise price of $16.00 per share.

Concurrently with entering into the A&R Moore Warrant, the Company also amended and restated outstanding warrants to acquire an aggregate of 90,152 Company Common Shares that previously had been issued to certain employees (the “Employee Warrants”). The weighted average exercise price of the Employee Warrants is $16.09 per share. Because of a “most favored nations” provision in the Employee Warrants, the Company was required to amend the Employee Warrants to reflect the amendments made to the Old Moore Warrant. However, with respect to such amendments, all of the holders of the Employee Warrants agreed to waive the right to receive an adjustment to the exercise price of their Employee Warrants following the payment by the Company of cash dividends. Consequently, upon the payment of a cash dividend by the Company, the holders of the Employee Warrants will be entitled to receive a cash payment at the time of exercise of their Employee Warrant equal to the aggregate dividends paid by the Company between the effective time of the Amalgamation and the time of exercise.

The foregoing summary is qualified in its entirety by reference to the Form of Amended and Restated Warrant for Former Max holders, a copy of which is attached hereto as Exhibit 10.2.

Warrants Issued to Former Holders of Warrants to Purchase Shares of Harbor Point

On May 12, 2010, at the effective time of the Amalgamation, the Company assumed all outstanding Harbor Point Warrants and issued amended and restated warrants (the “A&R HP Warrants”) to the holders of Harbor Point Warrants. The A&R HP Warrants provide the holders thereof the right to purchase, on substantially similar terms to the Harbor Point Warrants, a number of Company Common Shares equal to the product of (1) the number of Class A voting common shares of Harbor Point subject to the Harbor Point Warrant being replaced immediately prior to the Effective Time and (2) the exchange ratio of 3.7769, rounded down, if necessary, to the nearest whole share. The A&R HP Warrants have an exercise price per share equal to the quotient of (1) the per share exercise price of the warrant being replaced immediately prior to the Effective Time divided by (2) the exchange ratio of 3.7769, rounded up, if necessary, to the nearest cent. The A&R HP Warrants contain anti-dilution provisions related to, among other things, distributions on Company Common Shares, sales of Company Common Shares (or convertible securities whose total cost including acquisition and exercise price is) below market price or dividends on Company Common Shares. Upon payment by the Company of a cash dividend, each holder of an A&R HP Warrant will be entitled to elect to receive either an adjustment to the warrant exercise price and the number of shares issuable upon exercise of such warrant or, in lieu of such adjustments, cash upon exercise in an amount that the holder would have been entitled to receive had it exercised such warrant immediately prior to the record date for such cash dividend.

The foregoing summary is also qualified in its entirety by reference to the Form of Amended and Restated Warrant for Former Harbor Point holders, a copy of which is attached hereto as Exhibit 10.3.

Indemnification Agreements

On May 12, 2010, the Company entered into Indemnification Agreements (the “Indemnification Agreements”) with persons who became directors and officers of the Company at the effective time of the Amalgamation, each of whom was previously a director or officer of Harbor Point (each, an “Indemnitee”). The form of each Indemnification Agreement is identical to the form of indemnification agreement that the Company entered into with its directors and certain of its officers as disclosed in Item 1.01 of the Company’s Current Report on Form 8-K, filed on March 26, 2010.

Pursuant to the Indemnification Agreements, the Company has agreed to indemnify and hold harmless, and provide advancement of expenses to, each Indemnitee against (1) any and all expenses and losses actually and reasonably incurred in connection with any actual, threatened, pending or completed legal proceedings arising out of Indemnitee’s service to the Company and it subsidiaries, and (2) any local or foreign stamp duties or taxes imposed as a result of the actual or deemed receipt of any payments thereunder, that are paid or incurred, by Indemnitee in connection with any such proceeding. The Company will indemnify and hold harmless any Indemnitee for all expenses and losses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in defending any such proceeding in which judgment is given in his or her favor, in which he or she is acquitted or in respect of which relief is granted to him or her by the Supreme Court of Bermuda. The Indemnification Agreements further provide that the Company will not provide indemnification for any proceeding that results from (1) Indemnitee’s fraud or dishonesty in relation to the Company which is finally adjudged by a court of competent jurisdiction, (2) a judgment rendered against Indemnitee for disgorgement of profits made from the purchase or sale of securities of the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, or any similar law, (3) any expense, liability or cost of any type for which payment is or has been actually made to Indemnitee under any insurance policy, indemnity clause, bye-law or agreement, except in respect of any excess beyond such payment; or (4) if a final decision by a court or arbitrator having jurisdiction in the matter shall determine that such indemnification is not lawful.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 26, 2010, and incorporated by reference hereto as Exhibit 10.4.

Alterra Holdings Limited Credit Facility and Certain Guaranty Agreements

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 as if set forth herein in full.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 12, 2010, pursuant to the terms of the Agreement and Plan of Amalgamation, Harbor Point amalgamated with Alterra Holdings, with the amalgamated company continuing as a direct, wholly owned subsidiary of the Company.

As a result of the Amalgamation, each outstanding Class A voting common share of Harbor Point was converted into 3.7769 Company Common Shares, and cash in lieu of fractional shares. At the effective time of the Amalgamation, the Company issued 62,479,273 Company Common Shares to former holders of Class A voting common shares of Harbor Point. Based upon the closing price of Company Common Shares on May 12, 2010, such Company Common Shares had an aggregate value of $1,435,773,694. As of May 12, 2010, after giving effect to the Amalgamation, (immediately following the effective time of the Amalgamation), there were approximately 119,660,589 issued and outstanding Company Common Shares.

As previously announced, upon consummation of the Amalgamation, the Company changed its name to “Alterra Capital Holdings Limited.” At the open of business on May 13, 2010, the Company began trading on the NASDAQ Global Select market under the symbol “ALTE” and on the Bermuda Stock Exchange under the symbol “ALTE.BH.”

The Company is undergoing the process of changing the names of all of its wholly owned subsidiaries to include the word “Alterra.”

A copy of the press release issued by the Company announcing the completion of the Amalgamation, dated May 12, 2010, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION.

Alterra Holdings Limited Credit Facility and Amendment

Prior to and in connection with the Amalgamation, Harbor Point entered into the First Amendment and Limited Consent to Credit Agreement, by and among Harbor Point, the other borrowers party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as the fronting bank, letter of credit administrator and administrative agent (the “Harbor Point Credit Amendment”), amending the Amended and Restated Credit Agreement, dated as of June 12, 2007, by and among Harbor Point, the other borrowers party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as fronting bank, letter of credit administrator and administrative agent (as so amended, the “Harbor Point Credit Agreement”). In connection with the Amalgamation, the Amalgamated Company, as successor to Harbor Point, became liable as a borrower on the Harbor Point Credit Agreement, under which approximately $611 million is outstanding. In a related transaction described below, the Company entered into a guaranty agreement with respect to the Harbor Point Credit Agreement.

The Harbor Point Credit Agreement is primarily a revolving letter of credit facility (with a subfacility for loans) under which the borrowers may request the issuance of letters of credit up to a maximum aggregate amount of $850 million. Loans bear an interest of LIBOR plus margin, based on the rating of non-credit-enhanced senior unsecured long-term debt (the “Debt Rating”) of the Company. Unsecured letters of credit have a percentage fee based on the Company’s Debt Rating, while secured letters of credit have a fixed percentage fee.

The Harbor Point Credit Agreement contains various covenants with which the Company, the Amalgamated Company and certain other subsidiaries of the Company must comply, including, without limitation, the requirements to provide certain information and maintain sufficient collateral to secure secured letters of credit, limitations on incurrence of indebtedness, liens on assets, transactions with affiliates, dividends and other restricted payments, mergers, consolidations, acquisitions, sales of assets and debt to capitalization ratio, and requirements relating to financial strength ratings, minimum net worth, collateral credit quality and concentration limits. Additionally, the Harbor Point Credit Agreement contains customary conditions, representations and warranties, events of default and indemnification provisions.

The foregoing summary is qualified in its entirety by reference to the Harbor Point Credit Agreement, and the Harbor Point Credit Amendment, copies of which are attached hereto as Exhibits 10.5 and 10.6, respectively.

Guaranty related to Alterra Holdings Limited Credit Agreement

In connection with the Amalgamation, on May 12, 2010, the Company entered into a Guaranty Agreement (the “HP Guaranty”) in favor of the lenders and agents under the Harbor Point Credit Agreement (which credit agreement, as an obligation of Harbor Point, became an obligation of the Amalgamated Company pursuant to the Amalgamation, as addressed above) pursuant to which the obligations of the Amalgamated Company and its subsidiaries under the Harbor Point Credit Agreement and related loan documents will be fully and unconditionally guaranteed by the Company.

The Harbor Point Credit Agreement is described above.

The foregoing summary is qualified in its entirety by reference to the HP Guaranty, a copy of which is attached hereto as Exhibit 10.7.

Guaranty related to Max Credit Agreement

In connection with the Amalgamation, on May 12, 2010, the Company entered into a Guaranty Agreement (the “Max Guaranty”) in favor of the lenders and agents under the Credit Agreement, dated as of August 7, 2007, by and among Max Bermuda Ltd. (“Max Bermuda”), the Company, certain lenders party thereto, and Bank of America, N.A., as fronting bank, letter of credit administrator and administrative agent (as amended from time to time, the “Max Credit Agreement”), pursuant to which the obligations of Max Bermuda under the Max Credit Agreement and related loan documents will be fully and unconditionally guaranteed by the Company.

The Max Credit Agreement provides for a secured facility for $450 million for letters of credit to be issued for the account of Max Bermuda and certain of its insurance subsidiaries and an unsecured facility for $150 million for letters of credit to be issued for the account of Max Bermuda and certain of its insurance subsidiaries and loans to Max Bermuda and the Company. Subject to certain conditions and at the request of Max Bermuda, the aggregate commitments of the lenders may be increased up to a total of $800 million.

The foregoing summary is qualified in its entirety by reference to the Max Guaranty, a copy of which is attached hereto as Exhibit 10.8.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation and Appointment of Certain Directors

In connection with the Amalgamation and as previously reported on the Company’s Current Report on Form 8-K, filed on March 4, 2010, on March 3, 2010, Messrs. W. Marston Becker, William Kronenberg, III, Peter A. Minton, Steven M. Skala and Mario P. Torsiello tendered resignations from their positions as directors of Max which became effective at the Effective Time (the “Resignations”). Simultaneously, in connection with these changes and pursuant to the Agreement and Plan of Amalgamation, the Company expanded the size of its board of directors from 10 to 14 members, effective upon the Effective Time, and the following individuals set forth below (including Messrs. Torsiello and Becker, who resigned solely for the purpose of reassigning theirs seats on the board to different classes) were appointed to the respective classes and principal committees of the Board specified below, effective immediately with the effectiveness of the Resignations:

Director	Class	Audit and Risk Management Committee	Compensation Committee	Executive Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Underwriting /Risk Management Committee
W. Marston Becker	III			X	X
John R. Berger	III						X
James D. Carey	III		X	X			X (Chairman)
W. Thomas Forrester	I	X
Meryl D. Hartzband	I					X
Stephan F. Newhouse	II		X		X
Michael O’Reilly	III			X (Chairman)	X (Chairman)
Andrew Rush	II	X			X	X
Mario P. Torsiello	III	X (Chairman)	X

Certain information regarding transactions between the Company and these directors required by Item 404(a) of Regulation S-K is set forth (1) under the caption “Interests of Harbor Point Directors and Executive Officers in the Amalgamation” in the Form S-4, (2) under the caption “Interests of Max Directors and Executive Officers in the Amalgamation” in the Form S-4, (3) under the caption “Certain Relationships and Related Transactions—Harbor Point” in the Form S-4, and (4) under the caption “Certain Relationships and Related Transactions—Max” in the Form S-4 and such information is incorporated by reference herein.

Other Changes in Director Responsibility

For information on additional changes in the board of directors of the Company made in connection with the Amalgamation, see Item 8.01 below.

Appointment of Certain Officers

At a meeting of the Company’s board of directors held on May 3, 2010, the Company’s board of directors reappointed Mr. W. Marston Becker, 57, as Chief Executive Officer of the Company and appointed him President and appointed Mr. John R. Berger, 57, as Chief Executive Officer of Reinsurance, each effective immediately after the Effective Time.

Certain information regarding the backgrounds of Messrs. Becker and Berger required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K, as well as information regarding employment arrangements and benefit plans entered into or modified in connection with their appointments is set forth (1) under the caption “Management of the Combined Company Following the Amalgamation—Board of Directors” in the Form S-4, (2) under the caption “Interests of Harbor Point Directors and Executive Officers in the Amalgamation” in the Form S-4, (3) under the caption “Interests of Max Directors and Executive Officers in the Amalgamation” in the Form S-4, and (4) under the caption “Certain Relationships and Related Transactions—Max” in the Form S-4, and such information is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.

Change in Company Name and Symbol

As previously announced, at the open of business on May 13, 2010, the Company began trading on the NASDAQ Global Select market under the symbol “ALTE” and on the Bermuda Stock Exchange under the symbol “ALTE.BH.”

The Company is undergoing the process of changing the names of all of its wholly owned subsidiaries to include the word “Alterra.”

Other Changes in Director Responsibility

In connection with the Amalgamation, five of the Company’s incumbent directors will continue to serve as directors, each in the same class as they were immediately prior to the Amalgamation. Below is a table identifying the committee positions of these five incumbent directors going forward:

Director	Class	Audit and Risk Management Committee	Compensation Committee	Executive Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee	Underwriting/Risk Management Committee
Gordon F. Cheesbrough	I			X	X	X
K. Bruce Connell	I	X					X
Willis T. King, Jr.	II		X (Chairman)				X
James H. MacNaughton	II				X
James L. Zech	III	X				X (Chairman)

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

(1) The audited consolidated balance sheets of Harbor Point Limited as of December 31, 2009, and December 31, 2008, and the consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended December 31, 2009, December 31, 2008 and December 31, 2007, and the notes related thereto and the unaudited consolidated balance sheet of Harbor Point Limited as of March 31, 2010, and March 31, 2009, and the unaudited consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2010, and March 31, 2009, and the notes related thereto are filed as Exhibit 99.2 and incorporated by reference herein.

(b)	Pro forma financial information.

The preliminary unaudited pro forma condensed combined balance sheet of the Company and Harbor Point as of and for the quarter ended March 31, 2010, and the preliminary unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2010, and year ended December 31, 2009, and the notes thereto are filed as Exhibit 99.3 hereto and incorporated by reference herein.

(d) Exhibits.

The following Exhibits are filed herewith:

Exhibit No.	Description

4.1	Specimen common share certificate of Alterra Capital Holdings Limited

10.1	Registration Rights Agreement, dated as of May 12, 2010 by and among Alterra Capital Holdings Limited, Moore Global Investments, Ltd., Moore Holdings, L.L.C., Remington Investment Strategies, L.P., The Chubb Corporation, Trident III Professionals Fund, L.P. and Trident III, L.P.

10.2	Form of Amended and Restated Warrant for Former Max holders issued May 12, 2010

10.3	Form of Amended and Restated Warrant for Former Harbor Point holders issued May 12, 2010

10.4	Form of Indemnification Agreement entered into May 12, 2010 with certain former directors and officers of Harbor Point Limited or its subsidiaries (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on March 26, 2010)

10.5	Amended and Restated Credit Agreement, dated as of June 12, 2007, by and among Harbor Point Limited, the other borrower party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent

10.6	First Amendment and Limited Consent to Credit Agreement, executed March 3, 2010, by and among Harbor Point Limited, the other borrower party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as the fronting bank, letter of credit administrator and administrative agent

10.7	Guaranty Agreement executed May 12, 2010 by Max Capital Group Ltd. in favor of the lenders under the Amended and Restated Credit Agreement, dated as of June 12, 2007, by and among Harbor Point Limited, the other borrower party thereto, the lender party thereto and Bank of America, N.A., as administrative agent (as amended)

10.8	Guaranty Agreement executed May 12, 2010 by Max Capital Group Ltd. in favor of the lenders under the Credit Agreement, dated as of August 7, 2007, by and among Max Bermuda Limited, Max Capital Group Ltd., certain lenders party thereto, and Bank of America, N.A., as administrative agent (as amended from time to time)

23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm

99.1	Press Release issued by Alterra Capital Holdings Limited, dated May 12, 2010

99.2	The audited consolidated balance sheets of Harbor Point Limited as of December 31, 2009, and December 31, 2008, and the consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended December 31, 2009, December 31, 2008, and December 31, 2007, and the notes related thereto and the unaudited consolidated balance sheet of Harbor Point Limited as of March 31, 2010, and December 31, 2009, and the unaudited consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2010, and March 31, 2009, and the notes related thereto

99.3	The preliminary unaudited pro forma condensed consolidated balance sheet of Max Capital Group Ltd. and Harbor Point Limited as of March 31, 2010 and the preliminary unaudited proforma condensed consolidated income statements for the three months ended March 31, 2010, and for the year ended December 31, 2009, and the notes related thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited (Registrant)

/S/ PETER A. MINTON
Name:	Peter A. Minton
Title:	Chief Operating Officer

Date: May 14, 2010

Exhibit Index

Exhibit No.	Description

4.1	Specimen common share certificate of Alterra Capital Holdings Limited

10.1	Registration Rights Agreement, dated as of May 12, 2010 by and among Alterra Capital Holdings Limited, Moore Global Investments, Ltd., Moore Holdings, L.L.C., Remington Investment Strategies, L.P., The Chubb Corporation, Trident III Professionals Fund, L.P. and Trident III, L.P.

10.2	Form of Amended and Restated Warrant for Former Max holders issued May 12, 2010

10.3	Form of Amended and Restated Warrant for Former Harbor Point holders issued May 12, 2010

10.4	Form of Indemnification Agreement entered into May 12, 2010 with certain former directors and officers of Harbor Point Limited or its subsidiaries (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on March 26, 2010)

10.5	Amended and Restated Credit Agreement, dated as of June 12, 2007, by and among Harbor Point Limited, the other borrower party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent

10.6	First Amendment and Limited Consent to Credit Agreement, executed March 3, 2010, by and among Harbor Point Limited, the other borrower party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as the fronting bank, letter of credit administrator and administrative agent

10.7	Guaranty Agreement executed May 12, 2010 by Max Capital Group Ltd. in favor of the lenders under the Amended and Restated Credit Agreement, dated as of June 12, 2007, by and among Harbor Point Limited, the other borrower party thereto, the lender party thereto and Bank of America, N.A., as administrative agent (as amended)

10.8	Guaranty Agreement executed May 12, 2010 by Max Capital Group Ltd. in favor of the lenders under the Credit Agreement, dated as of August 7, 2007, by and among Max Bermuda Limited, Max Capital Group Ltd., certain lenders party thereto, and Bank of America, N.A., as administrative agent (as amended from time to time)

23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm

99.1	Press Release issued by Alterra Capital Holdings Limited, dated May 12, 2010

99.2	The audited consolidated balance sheets of Harbor Point Limited as of December 31, 2009, and December 31, 2008, and the consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended December 31, 2009, December 31, 2008, and December 31, 2007, and the notes related thereto and the unaudited consolidated balance sheet of Harbor Point Limited as of March 31, 2010, and December 31, 2009, and the unaudited consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2010, and March 31, 2009, and the notes related thereto

99.3	The preliminary unaudited pro forma condensed consolidated balance sheet of Max Capital Group Ltd. and Harbor Point Limited as of March 31, 2010 and the preliminary unaudited proforma condensed consolidated income statements for the three months ended March 31, 2010, and for the year ended December 31, 2009, and the notes related thereto